Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BRUNSWICK CORPORATION

Under Sections 242 and 245 of the
Delaware Corporation Law

The present name of the corporation is Brunswick Corporation (the “Corporation”). The Corporation was incorporated under the name “The Brunswick-Balke-Collender Company” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 31, 1907. This Amended and Restated Certificate of Incorporation of the Corporation (this “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST. The name of this Corporation is BRUNSWICK CORPORATION.

SECOND. The location of its registered office in the State of Delaware is United Agent Group Inc., 3411 Silverside Road, Tatnall Building #104, City of Wilmington, County of New Castle. The name of its agent therein and in charge thereof, and upon whom legal process against this Corporation may be served is United Agent Group Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of Capital Stock that may be issued by the Corporation is Two Hundred Twelve Million Five Hundred Thousand (212,500,000) shares of which Two Hundred Million (200,000,000) shares shall be Common Stock with a par value of $.75 per share and Twelve Million Five Hundred Thousand (12,500,000) shares shall be Preferred Stock with a par value of $.75 per share.

No holder of stock of any class, now or hereafter authorized, shall have any preemptive right to subscribe for or purchase, or to have offered to him for subscription or purchase, stock of any class, securities convertible into stock of any class, or warrants or other evidences of optional rights to purchase stock of any class, whether issued for cash or other consideration.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof shall be as follows:

A.COMMON STOCK

1. Dividend Rights

Subject to the prior rights of the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, after the payment in full of all preferential amounts to which the holders of all classes of stock at the time outstanding having prior rights thereto shall be entitled, the remainder of the assets of the Corporation shall be distributed equally among the shares of Common Stock at the time outstanding.

Exhibit 3.1
3. Voting Rights

At all meetings of the stockholders, each holder of record of Common Stock shall be entitled to vote and shall have one vote for each share held by him of record.

B. PREFERRED STOCK

The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions in accordance with the laws of the State of Delaware, the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, including (without limitation) the authority to issue from time to time one or more series of the Preferred Stock and to fix any dividend, liquidation, redemption, voting or conversion characteristics of the Preferred Stock and of any series thereof.

FIFTH. [Reserved.]

SIXTH. This Corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporation debts to any extent whatever.

EIGHTH. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Business Combination, there shall be required for the adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, which are not beneficially owned, directly or indirectly, by such Interested Person.

For purposes of this Article Eighth:

A “person” is any individual, corporation or other entity.

An “Interested Person” is any person which, as of the record date for the determination of stockholders entitled to notice of a proposed Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of the Business Combination, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth.

“Shares of stock of the Corporation entitled to vote in elections of directors” are shares of stock that (1) are generally entitled to vote in elections of directors and not only under special circumstances such as, for example, the default in the payment of dividends on Preferred Stock and (2) if a vote is taken at any stockholders’ meeting at which directors are not being elected, such shares as would have been entitled to vote in the election of directors at such meeting, if directors were being elected.

A “Business Combination” is any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other person, or any sale or lease to the Corporation, or any subsidiary of the Corporation, in exchange for securities of the Corporation, of any assets (except assets having an aggregate fair market value of less than $5 million) of any other person.

A person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (1) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (2) which such person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, (3) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement or (4) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

Exhibit 3.1

An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

An “associate” of a specified person is (1) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per cent (10%) or more of any class of equity securities, (2) any trust or other estate in which such specified person owns ten per cent (10%) or more of the total beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, (4) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person or (5) any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

A “subsidiary” of the Corporation is any corporation fifty per cent (50%) or more of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation.

For the purpose of determining whether a person is the beneficial owner of five percent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding stock of the Corporation shall include shares deemed owned pursuant to the provisions of clause (2) of the definition of “beneficial owner” but shall not include any other shares which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options, or otherwise, or shares owned by the Corporation or any subsidiary of the Corporation.

The provisions of this Article Eighth shall not apply: (1) to any Business Combination with an Interested Person if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such person of the substantive terms of such Business Combination, which terms are in substance consistent with such Business Combination, prior to the time such other person becomes the beneficial owner, directly or indirectly, of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, or (2) to any Business Combination with an Interested Person at any time when the number of holders of record of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, is less than three hundred persons.

A Business Combination not with an Interested Person shall be governed by the other relevant provisions of this Certificate of Incorporation and the laws of the State of Delaware in effect at the time of such Business Combination.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Eighth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth, which are not beneficially owned, directly or indirectly, by any person which, as of the record date for the determination of stockholders entitled to notice of a proposed amendment or as of the date of any such vote or consent, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eighth.

NINTH. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Business Combination, there shall be required for the adoption or authorization of a Business Combination with an Interested Person that the following two conditions shall be fulfilled:

A.A majority of the Board of Directors shall consist of Disinterested Directors and a majority of such Disinterested Directors shall select two independent experts which experts shall conclude that the terms of the Business Combination are fair to the holders of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially

Exhibit 3.1
owned, directly or indirectly, by such Interested Person, including as one of the factors that such experts shall take into account that such stockholders receive thereby their proportionate share of the economic benefits which reasonably can be foreseen from the Business Combination. The Corporation shall pay the reasonable fees and expenses associated with the retention of such experts.

B.    A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination which shall contain, as exhibits or otherwise, the entire opinions (rendered in accordance with the requirements of paragraph A of this Article Ninth) of such two independent experts as to the fairness of the terms of the Business Combination to the holders of the outstanding shares of stock entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially owned, directly or indirectly, by such Interested Person.

For purposes of this Article Ninth:

A “person” is any individual, corporation or other entity.

An “Interested Person” is any person which, as of the record date for the determination of stockholders entitled to notice of a proposed Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of the Business Combination, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

“Shares of stock of the Corporation entitled to vote in elections of directors” are shares of stock that (1) are generally entitled to vote in elections of directors and not only under special circumstances such as, for example, the default in the payment of dividends on Preferred Stock and (2) if a vote is taken at any stockholders’ meeting at which directors are not being elected, such shares as would have been entitled to vote in the election of directors at such meeting if directors were being elected.

A “Business Combination” is any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other person, or any sale or lease to the Corporation, or any subsidiary of the Corporation, in exchange for securities of the Corporation, of any assets (except assets having an aggregate fair market value of less than $5 million) of any other person.

A person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (other than shares of the Corporation’s stock held in its treasury) (1) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (2) which such person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, (3) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement or (4) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

An “associate” of a specified person is (1) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per cent (10%) or more of any class of equity securities, (2) any trust or other estate in which such specified person owns ten per cent (10%) or more of the total beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, (4) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person or (5) any other member or partner in a partnership, limited partnership, syndicate or other

Exhibit 3.1
group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

A “subsidiary” of the Corporation is any corporation fifty per cent (50%) or more of the voting securities of which are beneficially owned, directly or indirectly, by the Corporation.

A “Disinterested Director” is a Director of the Corporation who (1) is not and never has been an officer or director of an Interested Person or any affiliate or associate of such Interested Person and is not and has not been for the past five years an employee of an Interested Person or any affiliate or associate of such Interested Person; (2) does not beneficially own, directly or indirectly, the lesser of one per cent (1%) or 10,000 shares of any class of equity securities of an Interested Person or any affiliate or associate of such Interested Person; (3) is not the settlor of any trust, and does not serve as the trustee, executor or in a similar capacity for any trust or estate, which beneficially owns, directly or indirectly, the lesser of one per cent (1%) or 10,000 shares of any class of equity securities of an Interested Person or any affiliate or associate of such Interested Person; (4) has not and does not provide services, and is not a partner, officer or stockholder of any firm or business which has or does provide services, for an Interested Person or any affiliate or associate of such Interested Person for which compensation was received in an aggregate amount greater than $10,000 in any of the past three years; (5) is not the relative of any person or of the spouse of such person who could not be a Disinterested Director because of any of the provisions of clauses (1), (2), (3) or (4) above who has the same home as such person; (6) is not the spouse, brother, sister, son, daughter, father or mother of any person who could not be a Disinterested Director because of any of the provisions of clauses (1), (2), (3) or (4) above; and (7) is not otherwise by reason of past, present or anticipated circumstances unable to act solely in the interests of the Corporation with respect to the Business Combination, provided that no officer or employee of the Corporation shall be disqualified from being a Disinterested Director solely by reason of being an officer or employee of the Corporation.

For the purpose of determining whether a person is the beneficial owner of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding stock of the Corporation shall include shares deemed owned pursuant to the provisions of clause (2) of the definition of “beneficial owner” but shall not include any other shares which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options, or otherwise, or shares owned by the Corporation or any subsidiary of the Corporation.

The provisions of this Article Ninth shall not apply to any Business Combination with an Interested Person if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such person of the substantive terms of such Business Combination, which terms are in substance consistent with such Business Combination, prior to the time such other person becomes the beneficial owner, directly or indirectly, of five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

A Business Combination not with an Interested Person shall be governed by the other relevant provisions of this Certificate of Incorporation and the laws of the State of Delaware in effect at the time of such Business Combination.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Ninth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth, which are not beneficially owned, directly or indirectly, by any person which, as of the record date for the determination of stockholders entitled to notice of a proposed amendment or as of the date of any such vote or consent, beneficially owns, directly or indirectly, five per cent (5%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Ninth.

TENTH. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors of this Company are expressly authorized:

to make, alter, amend and rescind the By-laws of this Corporation;

Exhibit 3.1

to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation; with the consent, in writing, and pursuant also to the affirmative vote of the holders of Three-fourths (¾) of the stock issued and outstanding, to sell, assign, transfer or otherwise dispose of the whole property of this Corporation as an entirety;

if the By-laws so provide, to designate two or more of their number to constitute an Executive Committee, with power to manage the usual business affairs of the Corporation, subject to the approval of the Board of Directors; and said Executive Committee shall also have power to authorize the seal of this Corporation to be affixed to all papers which may require it;

both stockholders and Directors shall have power, if the By-laws so provide, to hold their meetings either within or without the State of Delaware;

to have one or more offices outside the State of Delaware, in addition to the principal office in the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statute) outside of the State of Delaware, as may be from time to time designated by the Board of Directors;

this Corporation may in its By-laws confer powers additional to the foregoing upon the Directors, in addition to the powers and authorities expressly conferred upon them by the statute;

this Corporation reserves the right to amend, alter, change, or repeal any of the provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ELEVENTH. (a) The number of directors shall not be less than 6 and more than 15. The exact number of directors shall be set forth in the By-laws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing provisions, whenever the holders of any class or series of Preferred Stock shall elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock. These provisions shall apply notwithstanding the maximum number of directors hereinabove set forth.

(b) The Board of Directors may, by the vote of a majority of the entire Board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.

(c) At each annual meeting of stockholders of the Corporation, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders of the Corporation, with each director to hold office until his or her successor shall have been duly elected and qualified or until the earlier of such director’s resignation, removal or death.

(d) Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-laws.

(e) [Reserved].

(f) Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Eleventh unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of

Exhibit 3.1
80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Eleventh.

Notwithstanding any provision of Delaware law, Article Tenth of this Certificate of Incorporation or any other provision of this Certificate of Incorporation, no amendment to the By-laws of the Corporation shall amend, alter, change or repeal Section 1 or Section 2 of Article III of the By-laws unless such amendment receives the affirmative vote of 80% of all directors or the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote generally in elections of directors, voting together as a single class.

TWELFTH. Notwithstanding any provision of Delaware law, Article Tenth of this Certificate of Incorporation or any other provision of this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders, except that the Board of Directors at any time may by resolution provide that the holders of Preferred Stock may take any action required or permitted to be taken by such holders by consent in writing without a meeting. Elections of directors need not be by written ballot.

No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Twelfth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Twelfth.

THIRTEENTH. (a) To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. For purposes of this Article Thirteenth, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

(b) The Board of Directors shall have the power to indemnify to the fullest extent that is lawful, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Any indemnity may be made upon terms and conditions, by contract or otherwise, that the Board of directors deems appropriate. “Other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 3rd day of May, 2023.

/s/ Christopher F. Dekker

Name: Christopher F. Dekker
Title: Executive Vice President, General Counsel, Secretary and Chief Compliance Officer